Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

BREITLING ENERGY CORPORATION

As amended by the Board of Directors by resolutions through February 5, 2014

i

ii

AMENDED AND RESTATED

BY LAWS

OF

BREITLING ENERGY CORPORATION

OFFICES

Registered Office. Unless and until otherwise determined by the Board of Directors of Breitling Energy Corporation (the “Corporation”), the registered office of the Corporation in the State of Nevada shall be at the office of Resident Agents of Nevada, Inc., 711 S. Carson Street, Suite 4, Carson City, Nevada 89101 and the registered agent in charge thereof shall be Resident Agents of Nevada, Inc.

Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Nevada as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

MEETING OF STOCKHOLDERS

Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation (“Directors”) and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, Chief Executive Officer or the President or the Secretary of the Corporation at the request in writing of a majority of the Board to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Special meetings of stockholders cannot be called by the stockholders of the Corporation.

Notice of Meetings. Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first class mail (airmail in the case of international communications) to each record holder of Shares (a “Stockholder”) entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. If, prior to the time of transmittal of notice, the Secretary of the Corporation (the “Secretary”) shall have received from any Stockholder a written request that notices intended for such Stockholder are to be transmitted to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be transmitted to the address designated in such request.

Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

Whenever notice is required to be given under any statute or the Amended and Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”) or these Bylaws to any Stockholder to whom (1) notice of two consecutive annual meetings, and all notice of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings or (2) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned because undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice to such person shall have the same force and effect as if such notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of the Nevada Revised Statutes §78 (the “Nevada Private Corporation Law”), the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 2.3(b).

Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

Adjournments. Any Stockholders’ meeting, annual or special, whether or not a quorum (as defined in Section 2.6 hereinafter) is present, may be adjourned by vote of a majority of the shares present, either in person or by proxy. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Quorum. Except as otherwise provided by law or the Articles of Incorporation, the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the meeting may be adjourned from time to time in accordance with Section 2.5 hereof until a quorum shall be present in person or by proxy. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a number of shares which would otherwise constitute a majority of a quorum.

Voting. Each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law or the Articles of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall decide any question brought before such meeting.

Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

BOARD OF DIRECTORS

General Powers. Except as may otherwise be provided by law or in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by Stockholders.

Number and Term of Office. The number of Directors shall be seven or such other number as shall be fixed from time to time by the Board. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders.

Vacancies and Newly Created Directorships. If there occurs any vacancy in the office of a Director due to the death, resignation, retirement, disqualification or removal from office by the Board or other cause (except for removal from office with cause by the Stockholders), such vacancy shall be filled exclusively by vote of the majority of the Directors (or the sole remaining Director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws. If there occurs any vacancy in the office of a Director due to removal from office with cause by the Stockholders, such vacancy shall be filled by vote of a majority of the Stockholders at a meeting called for that purpose or, if not filled by the Stockholders, by vote of a majority of the remaining Board of Directors (or the sole remaining Director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.

All newly-created directorships resulting from an increase in the authorized number of Directors shall be filled exclusively by the vote of the majority of the Directors (or the sole remaining Director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.

No decrease in the number of authorized Directors constituting the entire Board shall shorten the term of any incumbent Director.

Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Removal. Any or all of the Directors may be removed with cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors.

Meetings.

Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.8 hereof.

Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the Vice Chairman, the Chief Executive Officer, the President, the Secretary or a majority of the Board shall from time to time determine.

Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Nevada as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

Quorum and Manner of Acting. A majority of the total number of Directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Articles of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

the Chairman, if any;

the Vice Chairman, if any,

the Chief Executive Officer, if any,

the President;

any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power of authority in reference to amending the Articles of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 78.1955 of the Nevada Private Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, except as fixed or determined by resolution of the Board. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

OFFICERS

Officers. The officers of the Corporation shall be the Chief Executive Officer, the President, the Secretary and a Treasurer and may include a Chairman or two Co-Chairmen, a Vice Chairman, one or more Vice Presidents (including, one or more Executive and/or Senior Vice Presidents), a Chief Financial Officer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may determine. Any two or more offices may be held by the same person.

Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

Term of Office, Resignation and Removal.

Each officer, except such officers as may be appointed in accordance with the provision of Section 4.4 or Section 4.5, shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

Any officer may resign at any time by giving written notice to the Board, the Chairman, the President, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President, the Chief Executive Officer or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board.

Subordinate Officers. The Board may empower the Chief Executive Officer to appoint such other officers as the business of the Corporation may require, each of whom shall hold the office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or Chief Executive Officer may from time to time determine.

Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.3 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

The Chairman or Co-Chairmen. The Chairman, if one shall be appointed, or Co Chairmen, if they shall be appointed, shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman or Co-Chairmen shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him or them by the Board or these Bylaws.

The Vice Chairman. The Vice Chairman, if one shall be appointed, shall perform such duties as may from time to time be assigned to him by the Board or the Chairman, and in the absence or disability of the Chairman, shall perform the duties and exercise the powers of the Chairman.

The Chief Executive Officer. The Chief Executive Officer shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

The President. In the absence of the Chief Executive Officer, the President shall have general and active management and control of the business and affairs of the Corporation. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform and such other duties as the Board or the Chief Executive Officer shall prescribe.

The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the Chief Executive Officer and shall act under the supervision of the Chief Executive Officer. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Executive Officer.

Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the Chief Executive Officer. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the Chief Executive Officer shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all of the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

Interested Directors; Quorum.

No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or Committee thereof which authorizes the contract or transaction, or solely because the votes of one or more of such directors or officers are counted for such purpose, if:

The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a Committee thereof, or the shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Committee which authorizes the contract or transaction.

SHARES AND TRANSFERS OF SHARES

Certificated and Uncertificated Shares. Shares may be certificated or uncertificated, as provided under the Nevada Private Corporation Law. To the extent that Shares are represented by certificates, such certificates shall be in such form or forms as shall be approved by the Board. Such certificate shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President, the Chief Executive Officer or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any Shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable of other claim to or interest in the Shares on the part of any other person whether or not it shall have express or other notice thereof except as otherwise provided by the laws of the State of Nevada.

Transfers of Shares. Registration of transfers of Shares shall be made only on the books of the Corporation upon request of the registered holder of such Shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, if the Shares are represented by certificates, upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

Addresses of Stockholders. Each Stockholder shall designate to the Secretary or transfer agents of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

Lost, Destroyed and Mutilated Certificates. Each recordholder of any certificates representing Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Shares of which he is the recordholder. The Corporation may issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board or the transfer agents and registrars may, in their discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation and said transfer agents and registrars against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated or uncertificated Shares.

Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjustment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Transfer Agents and Registrars. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents and one or more registrars.

SEAL

Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Nevada”.

FISCAL YEAR

Fiscal Year. The fiscal year of the Corporation shall end on the thirty first day of March of each year unless changed by resolution of the Board.

VOTING OF SHARES IN OTHER CORPORATIONS

Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the Chairman, President or a Vice President of the Corporation or by proxy or proxies appointed by one of them. The Board may however, appoint some other person to vote the shares.

INDEMNIFICATION AND INSURANCE

Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1 (a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under Section 9.1 (a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1(a) and (b) of these Bylaws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

Expenses (including attorneys’ fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.

Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Nevada Private Corporation Law.

AMENDMENTS

Amendments. Unless otherwise provided in the Articles of Incorporation, any Bylaw (including these Bylaws) may be adopted, amended or repealed by the vote of the recordholders of 66  2⁄3% of the outstanding Shares then entitled to vote, voting together as a single class or by vote of the Board or by a written consent of Directors pursuant to Section 3.8 hereof.